As filed with the Securities and Exchange Commission on December 12, 2023

Registration No. 333-267779

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	5960	26-1240905
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ralston

Chief Executive Officer

Singlepoint Inc.

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen E. Older, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, New York 10020 (212) 548-2100	Thomas J. Poletti, Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92646 (714) 371-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Singlepoint Inc. is filing this Amendment No. 5 to its registration statement on Form S-1 (File No. 333-267779) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing note, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of this Registration Statement is unchanged and has therefore been omitted.

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Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$871
FINRA filing fee	1,250
BZX Exchange listing fee	50,000
Transfer Agent fees	5,000
Accounting fees and expenses	15,000
Legal fees and expenses	300,000
Underwriter’s Reimbursable Accountable Expenses	200,000
Underwriter’s Reimbursable Non-accountable Expenses	50,000
Miscellaneous	32,820
Total	$654,941

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding all sales of securities sold by us within the last three years that were not registered under the Securities Act:

On October 9, 2020, the Company issued 7,400,000 shares of Class A Preferred Stock to five of the Company’s directors, Jeffrey Nomura, Eric Lofdahl, Venugopal Aravamudan, Greg Lambrecht and Wil Ralston, at an aggregate value of $555,000.

On December 8, 2020, the Company issued 15,000,000 shares of common stock to two consultants for services with a fair value of $42,000, or $0.0021 per share.

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On December 18, 2020, the Company issued 408 shares of its Class B Convertible Stock to GHS Investments LLC (“GHS”). The shares of Class B Convertible Stock were purchased for an aggregate purchase price of $400,000, or $1,000 per share. The issuance was made in reliance on an exemption from registration set forth in Regulation D of the Securities Act.

During the year ended December 31, 2020, the Company issued a total of 320,000,000 shares of common stock to GHS at an aggregate price of $812,576, or $0.0025 per share, under the Put Notices issued by the Company under the Equity Financing Agreement by and between the Company and GHS dated as of April 21, 2020. The issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act.

During the year ended December 31, 2020, the Company issued an aggregate of 391,696,992 shares of common stock to investors for the conversion of a total of $778,657 of convertible debt and accrued interest. The issuances were made in reliance on the exemptions from registration set forth in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On August 28, 2023, the Company issued a convertible note to 1800 Diagonal Lending LLC for a purchase price of $130,000, which note is convertible into a number of shares of common stock determined by dividing the principal amount of the note by 75% of the lowest trading price of the Company’s common stock during the 10 trading days preceding the conversion date. The sale of the convertible note was made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On August 30, 2023, the Company offered and sold to GHS 118 shares of the Company’s Class E Convertible Preferred Stock for an aggregate purchase price of $108,000. The sale of the convertible note was made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

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Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed	Exhibit No.	Filed Herewith
1.1	Underwriting Agreement	S-1	333-267779	August 2, 2023	1.1
3.1 -	Bylaws of Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.1
3.2 -	Articles of Incorporation Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.2
3.3 -	Certificate of Designation for Class A Convertible Preferred Stock filed with State of Nevada on October 18, 2007.	S-1	333-267779	October 7, 2022	3.3
3.4 -	Certificate of Change filed with State of Nevada on April 17, 2008.	S-1	333-267779	October 7, 2022	3.4
3.5 -	Articles of Merger filed with State of Nevada on January 10, 2012.	S-1	333-267779	October 7, 2022	3.5
3.6 -	Amendment to Certificate of Designation filed with State of Nevada on May 17, 2013.	S-1	333-267779	October 7, 2022	3.6
3.7 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on June 25, 2013.	S-1	333-267779	October 7, 2022	3.7
3.8 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 1, 2013.	S-1	333-267779	October 7, 2022	3.8
3.9 -	Amendment to Certificate of Designation filed with State of Nevada on November 30, 2015.	S-1	333-267779	October 7, 2022	3.9
3.10 -	Certificate of Amendment to Articles of Incorporation on July 25, 2016.	S-1	333-267779	October 7, 2022	3.10
3.11 -	Amendment to Certificate of Designation filed with State of Nevada on July 25, 2016.	S-1	333-267779	October 7, 2022	3.11
3.12 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 26, 2016.	S-1	333-267779	October 7, 2022	3.12
3.13 -	Certificate of Correction filed with State of Nevada on July 29, 2016.	S-1	333-267779	October 7, 2022	3.13
3.14 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.14
3.15 -	Amendment to Certificate of Designation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.15
3.16 -	Amended and Restated Articles of Incorporation of Singlepoint Inc. dated January 31, 2020 (including Amended and Restated Certificate of Designation for the Class A Convertible Preferred Stock).	S-1	333-267779	October 7, 2022	3.16

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3.17 -	Amended and Restated Bylaws of Singlepoint Inc.	S-1	333-267779	October 7, 2022	3.17
3.18 -	Certificate of Designation for Class B Convertible Preferred Stock filed with State of Nevada on December 22, 2020.	S-1	333-267779	October 7, 2022	3.18
3.19 -	Certificate of Designation for Class C Convertible Preferred Stock filed with State of Nevada on January 28, 2021.	S-1	333-267779	October 7, 2022	3.19
3.20 -	Certificate of Designation for Class D Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.20
3.21 -	Certificate of Designation for Class E Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.21
3.22 -	Certificate of Amendment to Restated Articles of Incorporation filed with State of Nevada on March 18, 2021.	S-1	333-267779	October 7, 2022	3.22
3.23 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class C Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.23
3.24 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class D Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.24
3.25 -	Amended Certificate of Designation for the Class A Convertible Preferred Stock filed with the State of Nevada on July 14, 2022.	S-1	333-267779	October 7, 2022	3.25
3.26 -	Amended Certificate of Designation for the Class E Convertible Preferred Stock filed with the State of Nevada on January 24, 2023.	8-K	000-53425	January 27, 2023	3.1
3.27	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on July 20, 2023	8-K	000-53425	July 25, 2023	3.1
3.28	Certificate of Amendment to Certificate of Designation for the Class A Convertible Preferred Stock filed with the State of Nevada on November 24, 2023	S-1	333-27779	December 1, 2023	3.28
3.28	Amended and Restated Bylaws of Singlepoint Inc.	8-K	000-53425	February 4, 2020	3.1
4.3	Form Common Stock Purchase Warrant	8-K	000-53425	April 14, 2022	10.2
4.4	Form of Underwriter Warrant	S-1	333-267779	August 2, 2023	4.4
5.1	Legal Opinion of Nevada counsel	S-1	333-267779	August 2, 2023	5.1
10.1	Securities Purchase Agreement between Singlepoint Inc. and GS Capital, LLC Partners, LLC dated as of March 6, 2020 (including the $1,440,000 principal amount of 10% Convertible Redeemable Note)	8-K	000-53425	March 13, 2020	10.1
10.2	Equity Financing Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.1

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10.3	Registration Rights Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.2
10.4	Amendment to Secured Convertible Promissory Notes between Singlepoint Inc. and Iliad Research and Trading, L.P., UAHC Ventures LLC dated as of October 12, 2020	8-K	000-53425	October 15, 2020	10.1
10.5	Securities Purchase Agreement between Singlepoint Inc, GHS Investments LLC dated as of December 16, 2020	8-K	000-53425	December 23, 2020	10.1
10.6	Securities Purchase Agreement between Singlepoint Inc, and GHS Investments LLC dated as of January 28, 2021	8-K	000-53425	February 1, 2021	10.1
10.7	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments LLC dated as of March 11, 2021	8-K	000-53425	March 16, 2021	10.1
10.8	Note Purchase Agreement between Singlepoint Inc, and Bucktown Capital, LLC dated as of July 13, 2021	8-K	000-53425	July 20, 2021	10.1
10.9	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.1
10.10	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.2
10.11	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of April 7, 2022	8-K	000-53425	April 14, 2022	10.1
10.12	Securities Purchase Agreement Between Singlepoint Inc. and Daniel Mello Guimaraes, Romain Strecker, and The Boston Solar Company LLC, including First Amendment, and Extension Agreement	8-K	000-53425	April 27, 2022	10.1
10.13	Securities Purchase Agreement between Singlepoint Inc. and Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Fund Ltd. dated as of April 21, 2022	8-K	000-53425	April 27, 2022	10.1
10.14†	Employment Agreement between Singlepoint Inc. and Corey Lambrecht dated January 17, 2020	8-K	000-53425	January 17, 2020	10.1
10.15†	Amendment to Employment Agreement by and among Singlepoint Inc. and Corey Lambrecht dated November 24, 2021	8-K	000-53425	November 30, 2021	10.1
10.16†	Agreement between Singlepoint Inc. and Corey Lambrecht dated July 15, 2022	8-K	000-53425	July 19, 2022	10.2
10.17†	Separation Agreement and General Release between Singlepoint Inc, and Gregory Lambrecht dated as of May 18, 2021	8-K	000-53425	May 20, 2021	10.1
10.18†	Employment Agreement between Singlepoint Inc. and William Ralston dated May 30, 2018	10	000-53425	June 15, 2018	10.7
10.19†	Amendment to Employment Agreement by and among Singlepoint Inc. and William Ralston dated November 24, 2021	8-K	000-53425	November 30, 2021	10.2

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10.20†	Agreement between Singlepoint Inc. and William Ralston dated July 15, 2022	8-K	000-53425	July 19, 2022	10.1
10.21†	Singlepoint Inc. 2019 Equity Incentive Plan	8-K	000-53425	February 4, 2020	10.1
10.22†	Service Agreement between Singlepoint Inc. and James Rulfs	8-K	000-53425	August 2, 2022	10.1
10.22†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.1
10.23†	Purchase Agreement between Singlepoint Inc. and 622 Capital, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.2
10.24†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 13, 2023	8-K	000-53425	January 18, 2023	10.1
10.25†	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.1
10.25†	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.2
10.25†	Placement Agent Agreement between Singlepoint Inc. and Icon Capital Group, LLC	8-K	000-53425	January 30, 2023	10.3
10.26	Securities Purchase Agreement between Singlepoint Inc. and 1800 Diagonal Lending LLC dated as of August 28, 2023	8-K	000-53425	September 7, 2023	10.1
10.27	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of August 30, 2023	8-K	000-53425	September 7, 2023	10.2
21	Subsidiaries of the Registrant	S-1	333-259876	September 29, 2021	21
23.1	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of Singlepoint Inc.	S-1	333-26779	December 1, 2023	23.1
23.2	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of The Boston Solar Company, LLC	S-1	333-26779	December 1, 2023	23.2
23.3	Consent of DeMint Law, PLLC (included in Exhibit 5.1)	S-1	333-267779	August 2, 2023	23.3
24	Power of Attorney (included in signature page)					X
107	Filing fee table					X

_______________

† Indicates management contract or compensatory plan required to be filed as an Exhibit.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs 1(i), 1(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

6. The registrant further undertakes that:

i.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of its registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on December 12, 2023.

Singlepoint Inc.

By:	/s/ William Ralston
William Ralston
Chief Executive Officer, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ William Ralston	Chief Executive Officer, Director	December 12, 2023
William Ralston	(Principal Executive Officer)

*	President, Chief Financial Officer, Director	December 12, 2023
Corey Lambrecht	(Principal Financial Officer and Principal Accounting Officer)

*	Director	December 12, 2023
Eric Lofdahl

*	Director	December 12, 2023
James Rulfs

* By:	/s/ William Ralston
Name: William Ralston
Title: Attorney-in-fact

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